================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------


                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 17, 1999


                                 --------------


                             ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)



           DELAWARE                   333-20095              75-2642488
        (State or other        (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

   1341 W. MOCKINGBIRD LANE
          SUITE 1200W                                             75247
         DALLAS, TEXAS                                          (Zip code)
     (Address of principal
      executive offices)



       Registrant's telephone number, including area code: (214) 630-5757

                                       N/A
                  (former address if changed since last report)

================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT

This Report on Form 8-K/A amends the Registrant's Report on Form 8-K dated May 17,1999, which was filed on June 1, 1999 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              Report of Independent Accountants (see page 4)

              Consolidated Balance Sheets as of December 31, 1997 and 1998, and March 31, 1999 (unaudited) (see page 5)

              Consolidated Statement of Operations for the years ended December 31, 1996, 1997 and 1998, and the periods ended May 30, 1997 and March 31, 1998 and 1999 (see page 6)

              Consolidated Statement of Stockholders' Equity for the years ended December 31, 1995, 1996, 1997 and 1998, and the periods ended May 30, 1997 and March 31, 1999 (see page 7)

              Consolidated Statement of Cash Flows for the years ended December 31, 1996, 1997 and 1998, and the periods ended May 30, 1997 and March 31, 1998 and 1999 (see page 8)

              Notes to Financial Statements (see page 9)

(b)      PRO FORMA FINANCIAL INFORMATION

              Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999 (see page 20)

              Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999 (see page 21)

              Unaudited Pro Forma Consolidated Statement of Operations for year ended December 31, 1998 (see page 24)

              Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1999 (see page 25)

              Notes to Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 (see page 26)

(c)      EXHIBITS

         *2.1 Stock Purchase Agreement, dated as of April 20, 1999, among Heat, Inc., its shareholders and optionholders, H.I.G. Vinyl, Inc., a Cayman Island corporation, H.I.G. Investment Fund, L.P., a Cayman Island limited partnership and H.I.G. Capital Management, Inc., a Delaware corporation;

         *99.1    Press Release of Atrium Companies, Inc. dated May 19, 1999.

----------------------
*Incorporated by reference from the Registrant's Report on Form 8-K dated May 17,1999 and filed on June 1, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               ATRIUM CORPORATION



                               By: /s/ Jeff L. Hull
                                  ----------------------------------------------
                                   Name:   Jeff L. Hull
                                   Title:  Executive Vice President
                                           Chief Financial Officer and Secretary

Date:  July 30, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Heat, Inc. and Subsidiaries:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Heat, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Dallas, Texas
July 9, 1999

                          HEAT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                  MARCH 31,   ---------  ---------
                                                                                    1999
                                                                                 -----------
                                                                                 (UNAUDITED)
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................   $   1,143   $   4,178  $   1,708
  Cash held in escrow..........................................................          --          --      2,167
  Accounts receivable, net of allowance of $221, $343 and $231, respectively...       5,227       6,176      5,109
  Inventories..................................................................       6,710       6,017      5,630
  Prepaid expenses and other current assets....................................         966       1,085      1,998
  Deferred tax asset...........................................................         915         915        905
                                                                                 -----------  ---------  ---------
    Total current assets.......................................................      14,961      18,371     17,517
PROPERTY, PLANT AND EQUIPMENT, net.............................................       8,339       8,407      7,747
GOODWILL, net..................................................................      16,563      16,645     15,228
OTHER ASSETS...................................................................         673         760      1,024
DEFERRED FINANCING COSTS AND OTHER INTANGIBLES, net............................       1,427       1,499      1,756
                                                                                 -----------  ---------  ---------
      Total assets.............................................................   $  41,963   $  45,682  $  43,272
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt............................................   $   3,568   $   2,239  $   1,624
  Accounts payable.............................................................       1,775         843        892
  Accrued liabilities..........................................................       3,975       8,655      7,213
                                                                                 -----------  ---------  ---------
    Total current liabilities..................................................       9,318      11,737      9,729
Long-term debt.................................................................      20,468      20,805     24,869
Deferred tax liability.........................................................         468         468        203
Other long-term liabilities....................................................         309         152         --
                                                                                 -----------  ---------  ---------
    Total liabilities..........................................................      30,563      33,162     34,801
                                                                                 -----------  ---------  ---------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Class A common stock--authorized 5,000,000 shares at $.01 par value; issued
    and outstanding 1,312,500 shares...........................................          13          13         13
  Class B common stock--authorized 1,000,000 shares at $.01 par value; no
    shares issued and outstanding..............................................          --          --         --
  Warrants outstanding.........................................................         146         146        146
  Paid-in capital..............................................................       5,239       5,239      5,239
  Retained earnings............................................................       6,002       7,122      3,073
                                                                                 -----------  ---------  ---------
    Total stockholders' equity.................................................      11,400      12,520      8,471
                                                                                 -----------  ---------  ---------
      Total liabilities and stockholders' equity...............................   $  41,963   $  45,682  $  43,272
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           THE COMPANY                   THE COMPANY                   PREDECESSOR
                                   ----------------------------  ----------------------------  ----------------------------
                                   PERIOD ENDED   PERIOD ENDED    YEAR ENDED    PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                     MARCH 31,      MARCH 31,    DECEMBER 31,   DECEMBER 31,      MAY 30,     DECEMBER 31,
                                       1999           1998           1998           1997           1997           1996
                                   -------------  -------------  -------------  -------------  -------------  -------------
                                           (UNAUDITED)
NET SALES........................    $  13,642      $  12,841      $  73,458      $  45,549      $  16,970      $  45,459
COST OF GOODS SOLD...............        8,970          7,587         41,780         26,501         10,345         25,959
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Gross profit.................        4,672          5,254         31,678         19,048          6,625         19,500
                                   -------------  -------------  -------------  -------------  -------------  -------------

OPERATING EXPENSES:
  Selling, delivery, general and
    administrative...............        5,769          4,895         21,680         12,352          6,595         15,682
  Special charges................           --             --             --             --            785             --
  Amortization expense...........          182            162            685            391             --             --
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Total operating expenses.....        5,951          5,057         22,365         12,743          7,380         15,682
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Income (loss) from
      operations.................       (1,279)           197          9,313          6,305           (755)         3,818

INTEREST EXPENSE, net............          530            645          2,330          1,039             92             84
OTHER INCOME (EXPENSE)...........           29             52           (415)          (176)           166            446
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Income (loss) before income
      taxes......................       (1,780)          (396)         6,568          5,090           (681)         4,180

    Provision (benefit) for
      income taxes...............         (660)          (120)         2,519          2,017           (298)         1,634
                                   -------------  -------------  -------------  -------------  -------------  -------------
NET INCOME (LOSS)................    $  (1,120)     $    (276)     $   4,049      $   3,073      $    (383)     $   2,546
                                   -------------  -------------  -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                    COMMON STOCK ISSUED(A)
                                                                              TREASURY STOCK
                                    ----------------------    PAID-IN    ------------------------     WARRANTS       RETAINED
                                     SHARES      AMOUNT       CAPITAL      SHARES       AMOUNT       OUTSTANDING     EARNINGS
                                    ---------  -----------  -----------  -----------  -----------  ---------------  -----------
PREDECESSOR
BALANCE, December 31, 1995........  2,011,088   $      41    $     430       57,876    $     (25)     $      --      $  17,684
  Stock options exercised.........         --          --           --       (5,300)           2             --             --
  Net income......................         --          --           --           --           --             --          2,546
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, December 31, 1996........  2,011,088          41          430       52,576          (23)            --         20,230
  Stock options exercised.........         --          --           --       (4,463)           2             --
  Net loss........................         --          --           --           --           --             --           (383)
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, May 30, 1997.............  2,011,088   $      41    $     430       48,113    $     (21)     $      --      $  19,847
                                    ---------         ---   -----------  -----------         ---          -----     -----------
                                    ---------         ---   -----------  -----------         ---          -----     -----------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
THE COMPANY
BALANCE, May 31, 1997.............         --   $      --    $      --           --    $      --      $      --      $      --
  Issuance of common stock........  1,312,500          13        5,239           --           --             --             --
  Issuance of warrants............         --          --           --           --           --            146             --
  Net income......................         --          --           --           --           --             --          3,073
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, December 31, 1997........  1,312,500          13        5,239           --           --            146          3,073
  Net income......................                                                                                       4,049
                                    ---------         ---   -----------  -----------         ---          -----     -----------
Balance, December 31, 1998........  1,312,500          13        5,239           --           --            146          7,122
  Net loss (unaudited)............         --          --           --           --           --             --         (1,120)
                                    ---------         ---   -----------  -----------         ---          -----     -----------
Balance, March 31, 1999
  (unaudited).....................  1,312,500   $      13    $   5,239           --    $      --      $     146      $   6,002
                                    ---------         ---   -----------  -----------         ---          -----     -----------
                                    ---------         ---   -----------  -----------         ---          -----     -----------


                                        TOTAL
                                    STOCKHOLDER'S
                                       EQUITY
                                    -------------
PREDECESSOR
BALANCE, December 31, 1995........    $  18,130
  Stock options exercised.........            2
  Net income......................        2,546
                                    -------------
BALANCE, December 31, 1996........       20,678
  Stock options exercised.........            2
  Net loss........................         (383)
                                    -------------
BALANCE, May 30, 1997.............    $  20,297
                                    -------------
                                    -------------
----------------------------------
----------------------------------
THE COMPANY
BALANCE, May 31, 1997.............    $      --
  Issuance of common stock........        5,252
  Issuance of warrants............          146
  Net income......................        3,073
                                    -------------
BALANCE, December 31, 1997........        8,471
  Net income......................        4,049
                                    -------------
Balance, December 31, 1998........       12,520
  Net loss (unaudited)............       (1,120)
                                    -------------
Balance, March 31, 1999
  (unaudited).....................    $  11,400
                                    -------------
                                    -------------

                          HEAT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                               THE COMPANY                   THE COMPANY                    PREDECESSOR
                                       ----------------------------  ----------------------------  ------------------------------
                                       PERIOD ENDED   PERIOD ENDED    YEAR ENDED    PERIOD ENDED   PERIOD ENDED     YEAR ENDED
                                         MARCH 31,      MARCH 31,    DECEMBER 31,   DECEMBER 31,      MAY 30,      DECEMBER 31,
                                           1999           1998           1998           1997           1997            1996
                                       -------------  -------------  -------------  -------------  -------------  ---------------
                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................    $  (1,120)     $    (276)     $   4,049      $   3,073      $    (383)      $   2,546
  Depreciation and amortization......          519            482          2,008          1,057            703           1,782
  Amortization of deferred debt
    discount.........................            5              5             21             12             --              --
  Loss/(gain) on disposal of
    property, plant and equipment....           --              5             31             --             44             (14)
  Changes in assets and liabilities:
    Accounts receivable..............          949            (60)        (1,067)         1,003           (391)           (272)
    Inventories......................         (694)          (990)          (387)         1,814           (784)           (740)
    Prepaid expenses and other
      current assets.................          119            110          1,177         (1,115)          (355)           (341)
    Deferred taxes, net..............           --             --            255            (21)
    Investments......................           --             --             --             --          5,393            (251)
    Other noncurrent assets..........           65             --             --             --           (122)           (391)
    Accounts payable.................          932            521            (50)        (1,405)           411             507
    Accrued liabilities..............       (4,679)          (400)           294            (67)           431             440
    Other, net.......................           (2)           (70)           (29)           (22)            --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash (used in) provided by
        operating activities.........       (3,906)          (673)         6,302          4,329          4,947           3,266
                                       -------------  -------------  -------------  -------------  -------------        ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and
    equipment, net...................         (271)          (365)        (1,700)          (992)          (683)         (1,696)
  Acquisition of Thermal and Best
    Built............................           --             --             --        (30,122)            --              --
  Additional payment to seller.......           --                          (830)            --             --              --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash used in investing
        activities...................         (271)          (365)        (2,530)       (31,114)          (683)         (1,696)
                                       -------------  -------------  -------------  -------------  -------------        ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Liquidation of consolidated escrow
    balances.........................           --          2,167          2,167             --             --              --
  Proceeds from borrowings in
    connection with acquisition of
    Thermal and Best Built...........           --             --             --         24,870             --              --
  Borrowing/(repayment) of debt......        1,142           (308)        (3,469)        (2,883)           (28)           (172)
  Issuance of common stock...........           --             --             --          5,252             --              --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash (used in) provided by
        financing activities.........        1,142          1,859         (1,302)        27,239            (28)           (172)
                                       -------------  -------------  -------------  -------------  -------------        ------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (3,035)           821          2,470            454          4,236           1,398
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................        4,178          1,708          1,708          1,254          5,070           3,672
                                       -------------  -------------  -------------  -------------  -------------        ------
  END OF PERIOD......................    $   1,143      $   2,529      $   4,178      $   1,708      $   9,306           5,070
                                       -------------  -------------  -------------  -------------  -------------        ------
                                       -------------  -------------  -------------  -------------  -------------        ------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the period for--
    Interest.........................          532            595      $   2,325      $   1,574      $      40       $      84
    Income taxes.....................    $     921      $     112      $   1,282      $   2,202      $     404       $   1,255
  Noncash investing and financing
    activities--
    Capital expenditures included in
      accrued expenses...............           --                     $     312      $      --      $               $      --

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION:

    Heat, Inc. (the "Company"), a Delaware corporation, was incorporated on January 2, 1997 by HIG Capital Management and affiliated companies ("HIG") for the purpose of acquiring and owning Thermal Industries, Inc. ("Thermal"), based in Pittsburgh, Pennsylvania, and Best Built, Inc. ("Best Built"), based in Union Gap, Washington. The acquisitions were consummated effective May 30, 1997. The statements of operations for the period from January 1, 1997 to May 30, 1997 and the year ended December 31, 1996 only include the operations of Thermal as Thermal was deemed to be the predecessor company. The Company is engaged in the manufacture of vinyl-framed, made-to-order windows, replacement sliding doors, patio enclosures, vinyl porch decks and boat docks. The products are primarily sold to remodeling or home improvement contractors for use in residential remodeling through the Company's twenty-one branch locations. In addition, products are also sold to wholesale distributors for use in new construction.

    The purchase price of the acquisitions exceeded the fair value of the net assets acquired by approximately $17,273. Pursuant to the terms of the Best Built purchase agreement, the Company made an additional payment of $830 during 1998. In addition, in January 1999, the Company reached a settlement with shareholders dissenting to the merger. The settlement amount exceeded the previously recorded liability by approximately $673. Refer to Note 9 for further discussion.

2. SIGNIFICANT ACCOUNTING POLICIES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from previously estimated amounts.

    The consolidated financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited. In the opinion of management, the accompanying unaudited consolidated financial information and related notes thereto contain all adjustments consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial information as of March 31, 1999 and the operating results and cash flows for the three months ended March 31, 1999 and 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

  BASIS OF CONSOLIDATION

    The accounts of the Company and its wholly-owned subsidiaries are included in the consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. The reference to the periods ended December 31, 1997 and May 30, 1997 used throughout these consolidated financial statements, refer to the periods May 31, 1997 through December 31, 1997 and January 1, 1997 through May 30, 1997, respectively.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication and distribution windows and related components.

  REVENUE RECOGNITION

    The Company manufactures the products noted above and provides separate installation services for customers that request such services under sales contracts that may require cash deposits. The Company records the sale of products upon transfer of title to the customer, which typically occurs upon shipment, and records revenue from installation projects when the projects are complete.

  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of ninety days or less when purchased to be cash equivalents.

  ADVERTISING COSTS

    Advertising costs are expensed when incurred and were $185, $68, $61, and $80 for the year ended December 98, the periods ended December 31, 1997 and May 30, 1997, and the year ended December 31, 1996, respectively.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company's customers are located in various regions of the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. No customers accounted for approximately 10% of gross sales for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996.

  INVENTORIES

    Inventories are carried at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

                                                                    DECEMBER 31,
                                                    MARCH 31,   --------------------
                                                      1999        1998       1997
                                                  -----------  ---------  ---------
                                                  (UNAUDITED)
     Raw materials................................  $   4,012   $  3,948  $   3,586
     Work-in-process..............................         69         69         73
     Finished goods...............................      2,629      2,000      1,971
                                                  -----------  ---------  ---------
                                                    $   6,710   $  6,017  $   5,630
                                                  -----------  ---------  ---------
                                                  -----------  ---------  ---------

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  ACCRUED LIABILITIES

    Accrued liabilities consisted of the following:

                                                                         DECEMBER 31,
                                                         MARCH 31,   --------------------
                                                           1999        1998       1997
                                                        -----------  ---------  ---------
                                                        (UNAUDITED)
     Accrued payroll and benefits.....................   $   2,125   $   2,339  $   1,781
     Accrued income taxes.............................          92         900         56
     Reserve for litigation settlement................          --       2,840      2,167
     Other accrued liabilities........................       1,758       2,576      3,209
                                                        -----------  ---------  ---------
                                                         $   3,975   $   8,655  $   7,213
                                                        -----------  ---------  ---------
                                                        -----------  ---------  ---------

  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Additions and improvements of significant items are capitalized while expenditures for maintenance and repairs are charged to operations as incurred. Provisions for depreciation are computed principally by the straight-line method based upon the estimated useful lives of the assets. Property, plant and equipment balances and useful lives are as follows:

                                                                  DECEMBER 31,
                                              DEPRECIATION   --------------------
                                                 PERIOD        1998       1997
                                             --------------  ---------  ---------
     Land..................................       N/A        $     334  $     334
     Buildings and improvements............    39.5 years        1,522      1,522
     Furniture and office equipment........    3-7 years           643        471
     Machinery and equipment...............    5-20 years        5,170      4,055
     Autos and trucks......................    3-10 years        1,082        934
     Leasehold improvements................  Life of lease         703        634
     Construction-in-progress..............       N/A              912        459
                                                             ---------  ---------
                                                                10,366      8,409
     Less accumulated depreciation.........                     (1,959)      (662)
                                                             ---------  ---------
     Property, plant and equipment, net....                  $   8,407  $   7,747
                                                             ---------  ---------
                                                             ---------  ---------

    Depreciation expense for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997, and the year ended December 31, 1996 was $1,321, $662, $703 and $1,782, respectively.

  NONCOMPETE AND CONSULTING AGREEMENTS

    In connection with the acquisition of Best Built, the seller agreed not to compete with the Company for a period of five years in exchange for an initial payment of $150 and an additional payment of $125 during 1998. The cost of this agreement is being amortized using the straight-line method over its five-year contractual life. Additionally, the seller is being retained as a consultant for the Company through May 29, 1999, subject to extension upon mutual agreement of the Company and the seller.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  GOODWILL

    Goodwill is being amortized over forty years on a straight-line basis. Accumulated amortization was approximately $628 and $229 at December 31, 1998 and 1997, respectively. It is the Company's policy to review goodwill (and other intangible assets) for possible impairment on the basis of whether the carrying amount of such assets is fully recoverable from projected undiscounted net cash flows from the related business. If such review indicates that the carrying amount of goodwill and other intangible assets is not recoverable, then the Company's policy is to reduce the carrying amount of such assets to fair value.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Since considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

    Cash and cash equivalents, accounts receivable, accounts payable, and other current liabilities--The carrying amounts reported in the balance sheet for these accounts approximate the fair value due to their short maturities.

    Long-term debt--The fair value of the Company's debt approximates the carrying value since interest rates are variable for the maturity of the debt. Management believes the fixed rate debt is consistent with other financial instruments of similar rating and risk.

  TREASURY STOCK

    Treasury stock represents stock held principally for sale and issuance to employees. Purchases of treasury stock are recorded at cost. Sales of treasury stock are valued using the weighted average method. All treasury stock was eliminated as part of the acquisition of Thermal and Best Built by the Company.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3. LONG-TERM DEBT:

    Long-term debt outstanding consisted of the following at December 31:

                                                                              1998       1997
                                                                            ---------  ---------
         Unsecured note payable, 8.00% interest, principal payable
           in its entirety on May 29, 2000................................. $   1,500  $   1,500

         Pennsylvania Economic Development Financing Authority ("PEDFA")
           bonds, variable interest rate (recent interest rates ranging from 2.40% to 3.15%), principal payable $100 annually through
           November 2004, with a $500 payment due November 2005............     1,100      1,200

         Pennsylvania Industrial Development Authority ("PIDA") mortgage note, 3% interest, principal and interest payable in monthly
           installments of $8 through July 2006............................       653        723

         Nations Credit Term Loan A, variable interest rate of 4.25% plus the Commercial Paper Rate (total rate of 9.17% at December 31,
           1998), principal payable in quarterly installments through
           May 30, 2003....................................................    14,941     18,212

         Nations Credit Term Loan B, variable interest rate of 6.50% plus the Commercial Paper Rate (total rate of 11.42% at December 31,
           1998), principal payable in its entirety throughout the 12
           months ended May 30, 2004.......................................     4,700      4,700

         Various capital lease obligations at interest rates ranging
           from 10.91% to 24.20% due in installments through 2003..........       263        292
                                                                            ---------  ---------

                                                                               23,157     26,627

         Less--

           Deferred debt discount..........................................      (113)      (134)

           Current portion of long-term debt...............................    (2,239)    (1,624)
                                                                            ---------  ---------

                                                                            $  20,805  $  24,869
                                                                            ---------  ---------
                                                                            ---------  ---------

    Annual principal payments required under long-term debt obligations are as follows:

         1999......................................................  $   2,239
         2000......................................................      4,266
         2001......................................................      3,426
         2002......................................................      4,124
         2003......................................................      4,163
         Thereafter................................................      4,939
                                                                     ---------
                                                                     $  23,157
                                                                     ---------
                                                                     ---------

    Debt issuance costs of approximately $1,204 were incurred in 1997 in connection with the Nations Credit agreement. In connection with the borrowings, warrants were issued to the lender to purchase 98,790 shares. The estimated value of those warrants of approximately $146 has been recorded as deferred debt discount and warrants outstanding. Amortization of the Nations Credit deferred financing costs and other intangible assets approximated $286 and $165 for the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3. LONG-TERM DEBT: (CONTINUED)

    The Company maintains a $1,300 letter of credit and a $7,500 working capital facility with Nations Credit. At December 31, 1998 and 1997, no amounts were outstanding under these facilities.

    The Company is required to meet certain financial and other covenants in connection with the above obligations, including, among others, restrictions on new indebtedness, liens, minimum earnings before interest, taxes, depreciation and amortization, debt coverage and capital expenditures. The Company was in compliance with all of these covenants as of December 31, 1998. In addition, the obligations contain mandatory incremental prepayments if certain conditions are met such as, excess cash flow requirements (as defined), an equity transaction, or an asset sale. In connection therewith, the company paid $0, $1,853, $0 and $0 under these provisions for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

4. EMPLOYEE BENEFIT PLAN:

    Thermal maintains a qualified 401(k) and profit-sharing plan covering substantially all of its employees. Under the terms of the plan, the Company may contribute up to 25% of the first 8% of each employee's compensation contributed and may also make discretionary contributions to the plan. Total expense recorded by the Company was approximately $710, $687, $278 and $534 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

    During 1998, Best Built implemented a qualified 401(k) plan. Under the terms of the plan, the Company may contribute up to 25% of the first 8% of each employee's compensation contributed. The total expense recorded by Best Built was $8 for the year ended December 31, 1998.

5. INCOME TAXES:

    The Company records the effect of income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (SFAS No.
109), ACCOUNTING FOR INCOME TAXES. Taxes on income, as shown in the accompanying consolidated statements of operations, include the following components:

                                                   THE COMPANY                PREDECESSOR
                                             ------------------------  --------------------------
                                                            PERIOD
                                             YEAR ENDED      ENDED                    YEAR ENDED
                                              DECEMBER     DECEMBER    PERIOD ENDED    DECEMBER
                                                 31,          31,         MAY 30,         31,
                                                1998         1997          1997          1996
                                             -----------  -----------  -------------  -----------
Current provision (benefit):
  Federal..................................   $   2,202    $   1,765     $      15     $   1,403
  State....................................         254          273            95           227
                                             -----------  -----------        -----    -----------
    Total current provision................       2,456        2,038           110         1,630
Deferred provision (benefit)...............          63          (21)         (408)            4
                                             -----------  -----------        -----    -----------
    Total provision (benefit)..............   $   2,519    $   2,017     $    (298)    $   1,634
                                             -----------  -----------        -----    -----------
                                             -----------  -----------        -----    -----------

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5. INCOME TAXES: (CONTINUED)
    The income tax rate on income before taxes differs from the federal statutory rate for the following reasons:

                                                   THE COMPANY               PREDECESSOR
                                             ------------------------  ------------------------
                                                            PERIOD
                                             YEAR ENDED      ENDED       PERIOD     YEAR ENDED
                                              DECEMBER     DECEMBER       ENDED      DECEMBER
                                                 31,          31,        MAY 30,        31,
                                                1998         1997         1997         1996
                                             -----------  -----------  -----------  -----------
Tax provision based on the federal
  statutory rate...........................   $   2,235    $   1,715    $    (231)   $   1,421
State income taxes, net of federal
  benefit..................................         168          232          (27)         150
Nondeductible goodwill.....................         101           58           --           --
Other......................................          15           12          (40)          63
                                             -----------  -----------  -----------  -----------
    Total provision........................   $   2,519    $   2,017         (298)   $   1,634
                                             -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------

    The components of the Company's deferred tax accounts are as follows at December 31:

                                                                      1998       1997
                                                                   ---------   ---------
         Depreciation............................................. $    (368)  $    (163)
         Vacation accrual.........................................       318         151
         Accrued bonuses..........................................        75         136
         Warranty accrual.........................................       257         225
         Inventory and bad debt reserve...........................       199         143
         Amortization of goodwill.................................      (100)        (40)
         Other nondeductible accruals.............................        66         250
                                                                   ---------
         Net deferred tax asset................................... $     447   $     702
                                                                   ---------
                                                                   ---------
         Deferred tax asset, current.............................. $     915   $     905
         Deferred tax liability, long-term........................      (468)       (203)
                                                                   ---------   ---------
                                                                   $     447   $     702
                                                                   ---------   ---------
                                                                   ---------   ---------

6. STOCKHOLDERS' EQUITY:

  VOTING RIGHTS

    The holders of the Class A Common Stock are entitled to one vote for each share of stock held. The holders of Class B Common Stock are not entitled to vote, except as otherwise required by applicable law, in which case holders of Class B Common Stock shall vote as a single class.

  DIVIDENDS AND LIQUIDATION RIGHTS

    The Board of Directors of the Company may pay dividends to both the Class A and Class B holders out of funds legally available for payments of dividends. In the event of liquidation, the holders of Class A and Class B stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all assets of the Company available for distribution to its stockholders.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6. STOCKHOLDERS' EQUITY: (CONTINUED)

  CONVERSION

    Each share of Class A Common Stock is convertible into one share of Class B Common Stock, and vice versa.

7. STOCK OPTION PLANS:

    In October 1984, Thermal adopted an incentive stock option plan (the "Old Plan") for its key employees. Options granted under the Old Plan were granted with an exercise price that equaled or exceeded fair market value of Thermal's common stock at the date of grant.

    Ten years from the date the Old Plan was adopted, the Old Plan was terminated. However, all rights created under options granted continued until such options were excercised or expired. In connection with acquisition of Thermal and Best Built by the Company, all options under the Old Plan were exercised.

    On May 30, 1997, the Company adopted a stock option plan pursuant to the Heat, Inc. 1997 Stock Purchase and Option Plan (the "Plan") for its key employees, directors, consultants and advisers. The option plan provides for the grant of up to 250,000 shares of common stock. Under the Plan, certain employees have received incentive options under the Internal Revenue Service Code Section 422, while others have received nonqualified stock options in accordance with the Plan.

    Generally, all options issued under the Plan vest equally in 25% annual increments over the four-year period subsequent to the grant date. All options become fully vested upon a sale of the Company and must be exercised in connection with the sale of the Company or they shall be forfeited. Options were granted with an exercise price that equalled or exceed fair value of the Company's common stock. Options for 22,500 shares were granted at the time of acquisition, which vest between 1998 and 2005 based upon the Company's future operating results. The outstanding stock options under the Plan have an average remaining contractual life of ten years at December 31, 1998.

    Stock option transactions are summarized as follows:

                                                   THE COMPANY               PREDECESSOR
                                             ------------------------  ------------------------
                                                            PERIOD       PERIOD
                                             YEAR ENDED      ENDED        ENDED     YEAR ENDED
                                              DECEMBER     DECEMBER      MAY 30,     DECEMBER
                                              31, 1998     31, 1997       1997       31, 1996
                                             -----------  -----------  -----------  -----------
Outstanding options, beginning of period...      86,555           --       35,500       15,900
Granted....................................      17,500       86,555           --       20,000
Exercised..................................          --           --         (800)        (400)
                                             -----------  -----------  -----------  -----------
Outstanding options, end of period.........     104,055       86,555       34,700       35,500
                                             -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------

Weighted average exercise price of options
  exercised................................   $      --    $      --    $    3.00    $    3.00
Weighted average exercise price of options
  granted..................................   $   18.29    $    4.64    $      --    $    8.75
Weighted average exercise price, end of
  period...................................   $    6.93    $    4.64    $    6.31    $    6.24
Options exercisable, end of period.........      21,639           --       28,434       29,234
Options available for future grant.........     145,945      163,445           --           --

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7. STOCK OPTION PLANS: (CONTINUED)

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following range of assumptions used for option grants occurring during the year ended December 31, 1998 and the period ended December 31, 1997:

                                                            1998       1997
                                                          ---------  ---------
Volatility...............................................        0%         0%
Risk-free interest rate..................................     5.27%      5.81%
Expected life in years...................................       5.0        5.0
Dividend yield...........................................        0%         0%

    The following table summarizes information about stock options outstanding at December 31, 1998:

                            OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                 ------------------------------------------  -----------------------
                              WEIGHTED AVERAGE   WEIGHTED                 WEIGHTED
                                 REMAINING        AVERAGE                  AVERAGE
   RANGE OF        NUMBER           LIFE         EXERCISE      NUMBER     EXERCISE
EXERCISE PRICES  OUTSTANDING      (MONTHS)         PRICE     EXERCISABLE    PRICE
---------------  -----------  ----------------  -----------  ----------  -----------
     $4.00           79,055         101          $    4.00      19,764    $    4.00
 $10.00-$12.00       17,500       107-119        $   11.71         750    $   11.33
    $20.00            2,500         119          $   20.00          --           --
    $30.00            5,000         116          $   30.00          --           --
                 -----------
                    104,055

    In October 1995, the Financial Accounting Standards Board issued STATEMENT OF FINANCIAL ACCOUNTING STANDARD ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 encourages a fair-value based method of accounting for employee stock options and similar equity instruments. SFAS No. 123 also allows an entity to continue to account for stock-based employee compensation using the intrinsic value for equity instruments using APB Opinion No. 25. As provided for in SFAS No. 123, the Company elected to continue the intrinsic value method of expense recognition. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation expense for the stock option plans been determined consistent with the provisions of SFAS No. 123, the Company's net income for the year ended December 31, 1998, the periods ended December 31, 1997 and May , 1997 and the year ended December , 1996 would not have been materially different.

    In connection with acquisition transactions discussed in Note 1, the Company also sold 45,000 shares (Class A) to certain employees, at the fair market value as determined by management and based on the value of the merger transaction. These shares and any shares issued under the stock option plan, as described above, are subject to certain terms and conditions including, among others, restrictions on transfer, repurchase rights and a put feature.

    In connection with the sale of the Company (see Note ), all options outstanding under the Plan were exercised and the Plan was terminated.

8. RELATED PARTY TRANSACTIONS:

    In connection with the merger, the Company agreed to pay a management fee to HIG. These fees totaled approximately $400 and $239 for the year ended December 31, 1998 and the period ended

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8. RELATED PARTY TRANSACTIONS: (CONTINUED)

December 31, 1997, respectively, and are classified as management fees in the accompanying consolidated statements of operations.

    The Company leases certain facilities in Pittsburgh, Pennsylvania from two members of the board of directors of the Company. Rental expense for these facilities totaled approximately $137, $78, $56 and $134 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

9. FUTURE LEASE OBLIGATIONS:

    Future minimum lease payments under operating leases for the Company's main locations and twenty-one branch locations that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1998 are:

         1999........................................  $   1,399
         2000........................................      1,329
         2001........................................        766
         2002........................................        528
         2003........................................        350
         Thereafter..................................        725
                                                       ---------
                                                       $   5,097
                                                       ---------
                                                       ---------

    Rental expense amounted to approximately $1,523, $685, $426 and $867 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

10. COMMITMENTS AND CONTINGENCIES:

    The Company is currently a defendant in a lawsuit claiming that the Company is liable and negligent in the design and manufacture of windows installed in a large condominium project. The case is currently in mediation with a scheduled trial date of May 1999. Management is of the opinion that the ultimate resolution of this matter, after considering its insurance coverage and based on discussions with outside legal counsel, will not have a material adverse effect on the Company's financial condition or its results of operation.

    The Company is involved in various other claims and litigation incidental to the conduct of its business. Based on consultation with legal counsel, management does not believe that any claims or litigation to which the Company is a party will have a material adverse effect on the Company" financial condition or results of operations.

11. SPECIAL CHARGES:

    Included in special charges in the Consolidated Statement of Operations for the period ended May , 1997 are transportation expenses (primarily consisting of legal and investment banker fees) paid by Thermal totaling $785.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12. THERMAL AND BEST BUILT TRANSACTIONS:

    On May 30, 1997, the Company acquired all of the common stock of Thermal and Best Built. The components of the purchase price are as follows:

Cash and cash equivalents..........................................................  $   1,254
Accounts receivable, net...........................................................      6,212
Inventories........................................................................      7,344
Prepaid expenses and other current assets..........................................      1,542
Property, plant and equipment......................................................      7,050
Goodwill...........................................................................     15,960
Other long term assets.............................................................      1,301
Current liabilities................................................................     (7,467)
Long-term liabilities..............................................................     (3,074)
                                                                                     ---------
  Total purchase price.............................................................  $  30,122
                                                                                     ---------
                                                                                     ---------

    The purchase price of $30,122 was financed with net debt proceeds of $24,870.

13. SUBSEQUENT EVENT:

    In connection with the acquisition of Thermal by the Company, certain shareholders of Thermal exercised their rights to dissent from the merger and to demand payment of the fair value of their shares. Pursuant to the terms of the merger, each share of Thermal stock was converted into the right to receive a cash payment per share, based on the price per share accepted by the nondissenting shareholders. The dissenting shareholders asserted that they have certain rights to seek appraisals of the fair value of their shares. In the aggregate, the dissenting shareholders were the beneficial owners of 144,186 shares of Thermal. On January 22, 1999, the Company entered into a Settlement and Release Agreement with the dissenting shareholders to pay $2,840 in exchange for all their shares held. A liability for $2,167 reflecting the anticipated settlement amount had been previously recorded in the accompanying consolidated balance sheet at December 31, 1997. As a result of the final settlement of this matter, the liability was increased to $2,840 and was paid out in January 1999. This additional amount was reflected as an increase to goodwill.

    In connection with the Best Built acquisition, the Company paid the seller an additional $830 in 1998 as a result of Best Built achieving a defined gross profit level for the 12-month period ended May 31, 1998. This additional amount was reflected as an increase to goodwill.

    On April 20, 1999, the Company was acquired by Atrium Companies, Inc., a company engaged in the manufacture and sales of doors, windows, and various building materials throughout the United States, for approximately $85,000.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                               HISTORICAL                      PRO FORMA
                                                   ----------------------------------  ---------------------------
                                                     ATRIUM      HEAT      CHAMPAGNE   ADJUSTMENTS    CONSOLIDATED
                                                   ----------  ---------  -----------  -----------    ------------
Current assets:
  Cash and cash equivalents......................  $       --  $   1,143   $      25    $  (1,168)(a)  $      --
  Equity securities-available for sale...........         144                                                144
  Accounts receivable, net.......................      50,718      5,227       1,505           --         57,450
  Inventories....................................      49,973      6,710       1,108           --         57,791
  Prepaid expenses and other current
    assets.......................................       8,020        966         146           --          9,132
  Deferred tax asset.............................       1,249        915          --           --          2,164
                                                   ----------  ---------  -----------  -----------     ---------
    Total current assets.........................     110,104     14,961       2,784       (1,168)       126,681
Property, plant and equipment, net...............      26,907      8,339         338                      35,584
Goodwill, net....................................     213,902     16,563          --       57,244(b)     287,709
Deferred financing costs, net....................      10,740      1,427          --        4,673(c)      16,840
Other assets.....................................       5,113        673          33        1,739(d)       7,558
                                                   ----------  ---------  -----------  -----------     ---------
    Total assets.................................  $  366,766  $  41,963   $   3,155    $  62,488      $ 474,372
                                                   ----------  ---------  -----------  -----------     ---------
                                                   ----------  ---------  -----------  -----------     ---------
Current liabilities:
  Current portion of notes payable...............  $    2,206  $   3,568   $     450    $  (4,018)(c)  $   2,206
  Accounts payable...............................      23,703      1,775         941           --         26,419
  Accrued liabilities............................      18,581      3,975         365       (1,287)(e)     21,634
                                                   ----------  ---------  -----------  -----------     ---------
    Total current liabilities....................      44,490      9,318       1,756       (5,305)        50,259
Long-term liabilities:
  Notes payable..................................     183,054     20,468         194      102,734(c)     306,450
  Deferred tax liability.........................           1        468          --           --            469
  Other liabilities..............................       5,968        309          --          500(f)       6,777
                                                   ----------  ---------  -----------  -----------     ---------
    Total long-term liabilities..................     189,023     21,245         194      103,234        313,696
                                                   ----------  ---------  -----------  -----------     ---------
    Total liabilities............................     233,513     30,563       1,950       97,929        363,955
Stockholder's equity:
  Common stock...................................          --         13         125         (138)(g)         --
  Paid-in-capital................................     134,852      5,239          --       (5,239)(h)    134,852
  Retained earnings (accumulated deficit)........      (1,630)     6,002       1,080      (29,918)(i)    (24,466)
  Accumulated other comprehensive income.........          31         --          --           --             31
  Outstanding warrants...........................          --        146          --         (146)(j)         --
                                                   ----------  ---------  -----------  -----------     ---------
    Total stockholder's equity...................     133,253     11,400       1,205      (35,441)       110,417
                                                   ----------  ---------  -----------  -----------     ---------
    Total liabilities and stockholder's
      equity.....................................  $  366,766  $  41,963   $   3,155    $  62,488      $ 474,372
                                                   ----------  ---------  -----------  -----------     ---------
                                                   ----------  ---------  -----------  -----------     ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

(a)    Represents adjustments to cash of $1,168 in connection with the acquisitions of Heat and
       Champagne.
                                                                                            --------
       Cash not purchased in the acquisition of Champagne...................                $    (25)

       Cash purchased in the acquisition of Heat utilized to pay down a portion of the revolving credit facility borrowed to purchase
         such cash..........................................................                  (1,143)
                                                                                            --------
       Net eliminated cash..................................................                $ (1,168)
                                                                                            --------
                                                                                            --------
(b)    Represents the excess of cost over the fair value of the net assets in the acquisitions of Heat and Champagne.

       Purchase price for Heat acquisition..................................  $  85,000
       Book value of the net assets of Heat, which approximates fair value (net assets excludes cash and deferred financing fees to
         be retired and all current and long-term notes payable)............     15,603
                                                                              ---------
       Excess of cost over fair value of assets acquired....................                $ 69,397
       Purchase price for Champagne acquisition (includes $0.5 million to
         be paid upon achievement of certain operational targets)...........      4,144
       Book value of the net assets of Champagne, which approximates fair value (net assets excludes cash and all current and long-term
         notes payable).....................................................      1,824
                                                                              ---------
       Excess of cost over fair value of assets acquired....................                   2,320
       Fees and expenses related to the Heat and Champagne acquisitions.....                   2,090
                                                                                            --------
       Total excess of cost over fair value of assets acquired in the
         acquisitions of Heat and Champagne.................................                  73,807
       Elimination of existing goodwill at Heat.............................                 (16,563)
                                                                                            --------
       Net increase to goodwill.............................................                $ 57,244
                                                                                            --------
                                                                                            --------
(c)    Represents the issuance of the outstanding notes, including related deferred financing costs, repayment of existing debt and the write-off of deferred financing costs.

       Issuance of the outstanding notes, net of unamortized debt
         discount of $2,632.................................................                $172,368
                                                                                            --------
       LESS: EXISTING DEBT REPAYMENTS
         Atrium's revolving credit facility.................................  $   5,602
         Atrium's term loan B...............................................     15,000

         Atrium's existing senior subordinated notes........................     29,070
                                                                              ---------
                                                                                             (49,672)


                                       21

       ELIMINATION OF EXISTING INDEBTEDNESS OF ACQUIRED COMPANIES
         (LONG-TERM PORTION ONLY)
         Heat...............................................................     19,768
         Champagne..........................................................        194
                                                                              ---------
                                                                                             (19,962)
                                                                                            --------
         Net increase to notes payable......................................                $102,734
                                                                                            --------
                                                                                            --------
       ELIMINATION OF CURRENT PORTION OF INDEBTEDNESS OF ACQUIRED
         COMPANIES
         Heat...............................................................      3,568
         Champagne..........................................................        450
                                                                              ---------
         Net decrease in current portion of notes payable...................                $  4,018
                                                                                            --------
                                                                                            --------
       DEFERRED FINANCING COSTS
       Financing cost related to this offering..............................                $  6,995
       Write-off of financing costs and expenses related to debt to be retired:
         Atrium's pro rata portion of term loan B...........................       (895)
         Heat notes payable.................................................     (1,427)
                                                                              ---------
                                                                                              (2,322)
                                                                                            --------
         Net increase in deferred financing costs...........................                $  4,673
                                                                                            --------
                                                                                            --------

(d)    Represents the tax benefit of $1,739 resulting from (1) the accreted discount paid on the
       Atrium Corporation discount debentures of $570, (2) the extraordinary charge related to the repurchase premium on the existing senior subordinated notes of $828 and (3) the extraordinary charge related to the write-off of deferred financing costs of $341.

(e)    Represents the elimination of accrued interest related to the retirement of a portion of
       Atrium's term loan B and retirement of Atrium's existing senior subordinated notes.

       Term loan B accrued interest.........................................  $     134
       Existing senior subordinated notes accrued interest..................      1,153
                                                                              ---------
       Net decrease to accrued interest.....................................                $  1,287
                                                                                            --------
                                                                                            --------
(f)    Represents contingent portion of Champagne purchase price of $500, to be paid in 1999 related to the achievement of certain operational targets.

(g)    Represents the elimination of the historical common stock of Heat and Champagne of $138.

(h)    Represents the elimination of the historical additional paid-in capital of Heat of
       $5,239.

(i)    Represents the elimination of the historical retained earnings of Heat and Champagne, a distribution to Atrium Corporation to repurchase $20,000 of the discount debentures, elimination of deferred finance charges related to the repayment of existing debt and an extraordinary charge related to a repurchase premium on the retirement of existing senior subordinated notes.

       Heat retained earnings...............................................      6,002
       Champagne retained earnings..........................................      1,080
                                                                              ---------
       Total eliminated historical retained earnings........................                   7,082


                                       22

       Distribution to Atrium Corporation to repurchase a portion of
         discount debentures................................................     20,000
       Distribution to Atrium Corporation to pay accreted discount on
         discount debentures (net of tax)...................................        930
       Extraordinary charge related to a tender premium on retirement of
         existing senior subordinated notes (net of tax)....................      1,352
                                                                              ---------
                                                                                             22,282
       Write-off of financing costs and expenses related to a pro rata
         portion of Atrium's term loan B (net of tax).......................                    554
                                                                                           --------
       Net decrease to retained earnings....................................               $ 29,918
                                                                                           --------
                                                                                           --------
(j)    Represents the elimination of outstanding warrants at Heat retired in connection with the acquisition of Heat.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                             PREVIOUS
                                ATRIUM AS   REGISTRANT
                                REPORTED      ATRIUM      MASTERVIEW       DARBY
                                 JAN. 1,      JAN. 1,    JAN. 1, 1998     JAN. 1,         DELTA
                                 1998 TO      1998 TO         TO          1998 TO      YEAR ENDED
                                DEC. 31,      OCT. 2,      MARCH 27,      OCT. 2,     DECEMBER 31,       PRO FORMA      PRO FORMA
                                  1998         1998          1998          1998           1998        ADJUSTMENTS(1)    ATRIUM(1)
                               -----------  -----------  -------------  -----------  ---------------  ---------------  -----------
Net sales....................   $ 211,059    $ 167,418     $   6,219     $  16,081      $   8,832               --      $ 409,609
Cost of goods sold...........     159,140      109,235         4,687         9,679          6,039               --        288,780
                               -----------  -----------       ------    -----------        ------          -------     -----------
  Gross profit...............      51,919       58,183         1,532         6,402          2,793               --        120,829
Operating expenses:
  Selling, delivery, general
    and administrative
    expenses.................      39,754       36,310           646         2,430          2,539             (409)(a)     81,270
  Amortization expense.......       2,133        1,394           188           586             --            1,068(c)       5,369
  Special charges............          --        7,452            --            --             --           (7,452)(e)         --
  Stock option compensation
    expense..................       3,851        5,265            --           141             --               --          9,257
                               -----------  -----------       ------    -----------        ------          -------     -----------
                                   45,738       50,421           834         3,157          2,539           (6,793)        95,896
                               -----------  -----------       ------    -----------        ------          -------     -----------
    Income (loss) from
      operations.............       6,181        7,762           698         3,245            254            6,793         24,933
Interest expense.............       9,081        9,545           158         1,277            155           (4,222)(f)     15,994
Other income (expense),
  net........................         571         (286)         (173)            8           (108)             171(i)         183
                               -----------  -----------       ------    -----------        ------          -------     -----------
    Income before income
      taxes..................      (2,329)      (2,069)          367         1,976             (9)          11,186          9,122
Provision (benefit) for
  income taxes...............        (149)        (732)           --           995             --            4,529(j)       4,643
Extraordinary items..........         639        3,525            --           116             --           (4,280)(k)         --
                               -----------  -----------       ------    -----------        ------          -------     -----------
Net income (loss)............   $  (2,819)   $  (4,862)    $     367     $     865      $      (9)       $  10,937      $   4,479
                               -----------  -----------       ------    -----------        ------          -------     -----------
                               -----------  -----------       ------    -----------        ------          -------     -----------


                                   HEAT         CHAMPAGNE
                                YEAR ENDED     YEAR ENDED                 ATRIUM AFTER
                               DECEMBER 31,   DECEMBER 31,    PRO FORMA      ATRIUM
                                   1998           1998       ADJUSTMENTS  TRANSACTIONS
                               -------------  -------------  -----------  ------------
Net sales....................    $  73,458         10,012            --    $  493,079
Cost of goods sold...........       41,780          6,152            --       336,712
                               -------------  -------------  -----------  ------------
  Gross profit...............       31,678          3,860            --       156,367
Operating expenses:
  Selling, delivery, general
    and administrative
    expenses.................       21,680          3,295           200(b)     106,445
  Amortization expense.......          685             --         1,494(d)       7,548
  Special charges............           --             --            --            --
  Stock option compensation
    expense..................           --             --            --         9,257
                               -------------  -------------  -----------  ------------
                                    22,365          3,295         1,694       123,250
                               -------------  -------------  -----------  ------------
    Income (loss) from
      operations.............        9,313            565        (1,694)       33,117
Interest expense.............        2,330             59        11,787(g)     31,902
                                                                  1,732(h)
Other income (expense),
  net........................         (415)            --            --          (232)
                               -------------  -------------  -----------  ------------
    Income before income
      taxes..................        6,568            506       (15,213)          983
Provision (benefit) for
  income taxes...............        2,519            173        (5,213)(j)     2,122
Extraordinary items..........           --             --            --            --
                               -------------  -------------  -----------  ------------
Net income (loss)............    $   4,049      $     333     $ (10,000)   $   (1,139)
                               -------------  -------------  -----------  ------------
                               -------------  -------------  -----------  ------------

------------------------------

(1) Prior to the Heat and Champagne acquisitions and the offering of the outstanding notes.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                        ATRIUM                         HEAT
                                         THREE                         THREE       CHAMPAGNE
                                        MONTHS          DELTA         MONTHS     THREE MONTHS
                                         ENDED     FROM JANUARY 1,     ENDED         ENDED                     ATRIUM AFTER
                                       MARCH 31,   1999 TO JANUARY   MARCH 31,     MARCH 31,      PRO FORMA       ATRIUM
                                        1999(1)       27, 1999         1999          1999        ADJUSTMENTS   TRANSACTIONS
                                      -----------  ---------------  -----------  -------------  -------------  ------------
Net sales...........................   $ 106,842      $     508      $  13,642     $   2,295      $      --     $  123,287
Cost of goods sold..................      74,708            417          8,970         1,830             --         85,925
                                      -----------         -----     -----------       ------    -------------  ------------
  Gross profit......................      32,134             91          4,672           465             --         37,362
Operating expenses:
  Selling, delivery, general and
    administrative expenses.........      23,151            118          5,769           484            (16)(b)      29,506
  Amortization expense..............       1,889             --            182            12          1,708(d)       3,791
  Special charges...................       1,762             --             --            --         (1,762)(e)          --
                                      -----------         -----     -----------       ------    -------------  ------------
                                          26,802            118          5,951           496            (70)        33,297
                                      -----------         -----     -----------       ------    -------------  ------------
    Income (loss) from operations...       5,332            (27)        (1,279)          (31)            70          4,065
Interest expense....................       4,346             12            530            16          2,489(g)       7,870
                                                                                                        477(h)          --
Other income (expense), net.........          32             --             29             8             --             69
                                      -----------         -----     -----------       ------    -------------  ------------
    Income before income taxes......       1,018            (39)        (1,780)          (39)        (2,896)        (3,736)
Provision (benefit) for income
  taxes.............................         828             --           (660)           --           (451)(j)       (283)
                                      -----------         -----     -----------       ------    -------------  ------------
Net income (loss)...................   $     190      $     (39)     $  (1,120)    $     (39)     $  (2,445)    $   (3,453)
                                      -----------         -----     -----------       ------    -------------  ------------
                                      -----------         -----     -----------       ------    -------------  ------------

------------------------------

(1) Prior to the Heat and Champagne acquisitions and the offering of the outstanding notes.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                   AND THE THREE MONTHS ENDED MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

(a)    Represents the adjustment of $409 of certain general and administrative expenses that were eliminated in connection with the 1998 recapitalization related to insurance, professional fees and transportation costs.

(b)    Represents the net change in management fees payable by Atrium as a result of the acquisition of Heat and Champagne.

(c)    Represents the net increase in amortization expense relating to goodwill for Atrium as a result of the 1998 recapitalization:

       Amortization of $214,749 of goodwill being amortized over
         40 years...............................................                    $   5,369

       Elimination of historical goodwill amortization:

       Atrium...................................................     $   2,133

       Atrium (previous registrant).............................         1,394

       Masterview...............................................           188

       Darby....................................................           586
                                                                     ---------

       Total....................................................                       (4,301)
                                                                                    ---------

       Net increase in goodwill amortization expense as a result
         of the 1998 recapitalization...........................                    $   1,068
                                                                                    ---------
                                                                                    ---------

(d)    Represents increase in amortization expense on goodwill associated with the acquisition of Delta, Heat and Champagne.

                                                                                      THREE
                                                                    YEAR ENDED       MONTHS
                                                                   DECEMBER 31,    ENDED MARCH
                                                                       1998         31, 1999
                                                                  ---------------  -----------

       Amortization over 40 years of goodwill associated with
         the Delta, Heat and Champagne acquisitions.............     $   1,903      $   1,845

       Elimination of historical goodwill amortization of
         Heat...................................................          (409)          (137)
                                                                       -------     -----------

       Net increase in amortization of goodwill.................     $   1,494      $   1,708
                                                                       -------     -----------
                                                                       -------     -----------

(e)    Represents decrease in special charges from one-time expenses for management bonuses, transaction expenses and non-compete fees as a result of the 1998 recapitalization, as follows:

                                                                                      THREE
                                                                    YEAR ENDED       MONTHS
                                                                   DECEMBER 31,    ENDED MARCH
                                                                       1998         31, 1999
                                                                  ---------------  -----------

       Management bonuses.......................................     $   3,885      $      --

       Transaction expenses.....................................         2,780             --

       Write-off of non-compete fees............................           787             --

       Severance benefits.......................................            --          1,762
                                                                     ---------      ---------

       Net decrease in special charges..........................     $   7,452      $   1,762
                                                                     ---------      ---------
                                                                     ---------      ---------


                                       26

(f)    Represents the adjustment to interest expense had Atrium's December 31, 1998 capital structure been in place as of January 1, 1998, and the elimination of Darby, Delta and
       Masterview historical interest expense.

       Interest expense resulting from the borrowing of $29,070
         at 10.500% on Atrium's existing senior subordinated
         notes..................................................     $   3,052

       Interest expense resulting from the borrowing of $4,118
         at 9.125% on Atrium's revolving credit facility........           376

       Interest expense resulting from the borrowing of $74,750
         at 8.499% on Atrium's term loan B......................         6,353

       Interest expense resulting from the borrowing of $70,680
         at 8.708% on Atrium's term loan C......................         6,155

       Interest expense resulting from the borrowing of $609 at
         9.500% on other notes payable..........................            58
                                                                       -------

       Total pro forma interest expense on capital structure as
         of December 31, 1998...................................                    $  15,994

       Elimination of historic interest expense of Atrium,
         Darby, Delta and Masterview............................                      (20,216)
                                                                                    ---------

       Net decrease to interest expense as a result of the 1998
         Recapitalization.......................................                    $  (4,222)
                                                                                    ---------
                                                                                    ---------

(g)    Represents net increase in interest expense resulting from the offering of the outstanding notes and the repayment of existing debt.


                                                                                      THREE
                                                                                     MONTHS
                                                                    YEAR ENDED        ENDED
                                                                   DECEMBER 31,     MARCH 31,
                                                                       1998           1999
                                                                  ---------------  -----------

       Interest expense resulting from the borrowing of $175,000
         at 10.500% on the outstanding notes....................     $  18,375      $   4,594

       Interest expense resulting from the borrowing of $59,750
         and $59,500 at 8.624% and 8.085%, respectively, on
         Atrium's term loan B...................................         5,152          1,202

       Interest expense resulting from the borrowing of $70,680
         and $70,430 at 8.833% and 8.345%, respectively, on
         Atrium's term loan C...................................         6,243          1,469

       Interest expense resulting from the borrowing of $1,309
         and $6,358 at 9.500% and 8.053%, respectively, on other
         notes payable..........................................           124            128
                                                                     ---------      ---------

       Total pro forma interest expense.........................        29,894          7,393

       Elimination of Atrium pro forma interest expense before
         Atrium transactions....................................       (15,994)        (4,346)

       Elimination of historic interest expense of Delta, Heat
         and Champagne..........................................        (2,113)          (558)
                                                                     ---------      ---------

       Net increase in interest expense as a result of the
         Atrium transactions....................................     $  11,787      $   2,489
                                                                     ---------      ---------
                                                                     ---------      ---------


                                       27

(h)>   Represents increase in amortization expense on deferred finance costs associated with the acquisition of Heat and Champagne and the retirement of the existing senior subordinated notes and a portion of the term loan B.

                                                                                      THREE
                                                                    YEAR ENDED       MONTHS
                                                                   DECEMBER 31,    ENDED MARCH
                                                                       1998         31, 1999
                                                                  ---------------  -----------

       Amortization of deferred finance costs associated with
         the Heat and Champagne acquisitions....................     $     700      $     175

       Amortization of unamortized debt discount on the
         outstanding notes......................................           157             39

       Amortization of historical deferred finance costs not
         written off............................................         1,151            308

       Amortization of historical Heat deferred finance costs...          (276)           (45)
                                                                     ---------      ---------

       Net increase in amortization expense of deferred finance
         costs..................................................     $   1,732      $     477
                                                                     ---------      ---------
                                                                     ---------      ---------

(i)    Represents decrease in other expense through the elimination of one-time bonuses and associated payroll taxes, totaling $171, paid to certain members of senior management of Masterview in connection with the Masterview acquisition on March 27, 1998.

(j)    Represents the income tax effect of the pro forma adjustments reflected above assuming an effective income tax rate of 38%, adjusting for additional goodwill which is not deductible for tax purposes.

(k)    Represents the decrease in extraordinary credit charges incurred in connection with the write-off of deferred finance costs on the retirement of certain credit facilities in the 1998 recapitalization as follows:

       ATRIUM (PREVIOUS REGISTRANT)
         Revolving credit facility and certain term loans
           deferred finance costs.................................     $     955

         Existing senior subordinated notes deferred finance
           costs..................................................         4,022
         Repurchase premium on existing senior subordinated
           notes..................................................           709
         Tax effect at 38%........................................        (2,161)
                                                                       ---------
                                                                                        $   3,525
         WING
         Existing notes payable-deferred finance costs............         1,031
         Tax effect at 38%........................................          (392)
                                                                       ---------
                                                                                              639
         DARBY
         Existing notes payable deferred finance costs............           190
         Tax effect at 38%........................................           (74)
                                                                       ---------
                                                                                              116
                                                                                        ---------
         Net decrease to extraordinary charges....................                      $   4,280
                                                                                        ---------
                                                                                        ---------

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER
   -------
     *2.1                Stock Purchase Agreement, dated as of April 20, 1999,
                         among Heat, Inc., its shareholders and optionholders,
                         H.I.G. Vinyl, Inc., a Cayman Island corporation, H.I.G.
                         Investment Fund, L.P., a Cayman Island limited
                         partnership and H.I.G. Capital Management, Inc., a
                         Delaware corporation;

     *99.1               Press Release of Atrium Companies, Inc. dated May 19,
                         1999.

----------------------
* Incorporated by reference from the Registrant's Report on Form 8-K dated May 17,1999 and filed on June 1, 1999.